MEMORANDUM OF UNDERSTANDING

AGREEMENT

This memorandum of Understanding is made on the 1 Day of June 2016,

BETWEEN

ASSOCIATION OF SMALL MEDIUM ENTERPRISE (In this AGREEMENT referred as ASME) located at 167 Jalan Bukit Merah Connection One (Tower 4) #03-13 Singapore 150167, a Non-for-Profit Organization established in 1986 for entrepreneurs.

AND

IBASE TECHNOLOGY Private Limited (In this AGREEMENT referred as IBASE) located at 19 Kallang Avenue #04-151, a Singapore-based and owned Information Technology company established since 1999.

The PARTIES refers to ASME and IBASE collectively.

BACKGROUND AND PURPOSE

A. The PARTIES wish to jointly achieve various aims and objectives of an IT-related initiative by the Inland Revenue Authority of Singapore (IRAS) and Accounting and Corporate Regulatory Authority (ACRA). In this AGREEMENT, the IRAS-ACRA initiative is referred as PROJECT.

B. The PARTIES shall leverage on respective capabilities by establishing a cooperative relation to achieve the PROJECT purposes.

C. While the PARTIES acknowledge that this MOU is not intended to set out contractual terms governing the conduct of the Project, it is expected to result in:

   i. *The establishment of working relationship and sharing of relevant information on a confidential basis between the PARTIES with the aim of identifying needs and capabilities for the PROJECT.*

   ii. *Determining the details of such project work scope, work plan and funding and the rights to the PROJECT outcomes.*

   iii. *To formally establish a Project Consortium to jointly draft and submit a RFI (Request-for-Information) proposal to the IRAS-ACRA Project Committee.*

D. In event of a positive outcome that resulted in potential commercial terms for the PROJECT, the PARTIES confirm their intention to negotiate and establish the terms of a Collaboration Agreement in respect to the PROJECT deliverables. The Collaboration Agreement will generally include:

   i. *Details of project plan such as information pertaining to technical objectives, statement of work, deliverables, schedule, resource requirements and cost;*

   ii. *The funding arrangements for the PROJECT;*

   iii. *The provision for PARTIES to hold periodic project review meeting to assess the management and progress of the PROJECT and status of expenditures;*

   iv. *Provisions dealing with Intellectual Property, if any; reference to SECTION E of this Agreement.*

   v. *Relevant commercial arrangements between the PARTIES.*

E. In respect to the PROJECT deliverables, all new Intellectual Properties and Patents derived in the course of partnership shall be co-owned by the PARTIES.

SCOPE OF WORK

F. Areas of activities, services and contribution from the PARTIES shall include but not limited to:

By **ASME**:
a) Provision of Marketing and Promotion to ASME's large pool membership base for effective PROJECT adoption.
b) Provision of Business-related consultancy services.
c) Provision of Post-Implementation Level 1 Helpdesk Services.

By **IBASE**:
d) Provisions of all Technology-related consultancy services.
e) Provisions of resources for technology-related project and development work.
f) Provision of Post-Implementation Level 2 Technical Support and Maintenance.
g) Provision of on-going system/application enhancements and ad-hoc change requests.

TERMINATION AND AMENDMENT

G. This MOU may be terminated by mutual consent of the PARTIES.

H. This MOU may only be amended by agreement in writing between the PARTIES.

EXECUTED BY THE PARTIES

SIGNED for and on behalf of **ASME**)
in the presence of:)
)

Signature of Authorized Person

VICE PRESIDENT

Designation

ANG YUIT.

Name of Authorized Person

....

....

Signature of Witness

Jacky Yong.

....

Name of Witness

SIGNED for and on behalf of **IBASE**)
in the presence of:)
)

Signature of Authorized Person

Designation

Managing Director

Name of Authorized Person

Ernest Ong

....

....

Signature of Witness

LIAN WILLIE.

....

Name of Witness